UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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The Corporate Executive Board Company

(Name of Registrant as Specified in Its Charter)

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THE CORPORATE EXECUTIVE BOARD COMPANY
2000 Pennsylvania Avenue, NW
Suite 6000
Washington, DC 20006
(202) 777-5455

Dear Stockholders:

On behalf of the Board of Directors and management, I invite you to attend the Annual Meeting of Stockholders of The Corporate Executive Board Company (the “Company”) to be held at our offices at 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, D.C., 20006, on June 23, 2006, at 9:00 a.m. local time.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describes the specific business to be acted upon.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to mark, sign, date and promptly return the enclosed proxy card in the envelope provided.

Sincerely,

Thomas L. Monahan III
Chief Executive Officer

THE CORPORATE EXECUTIVE BOARD COMPANY
2000 Pennsylvania Avenue, NW
Suite 6000
Washington, DC 20006
(202) 777-5455

May 23, 2006

Dear Stockholders:

We are notifying you that the Annual Meeting of Stockholders (the “Meeting”) of The Corporate Executive Board Company will be held at our offices at 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, D.C., 20006, on June 23, 2006, at 9:00 a.m. local time. Only stockholders of record at the close of business on May 3, 2006, are entitled to vote at the Meeting. At the Meeting, we will ask stockholders to act on the following matters:

1.	Election of seven directors.

2.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2006.

In addition, we will transact any other business that is properly presented at the Meeting.

Each of these matters is described in more detail in the enclosed Proxy Statement. We have also enclosed a copy of our Annual Report for the year ended December 31, 2005. Please use this opportunity to take part in The Corporate Executive Board Company’s affairs by voting your shares.

Whether or not you plan to attend the Meeting, please complete the enclosed proxy card and return it in the envelope provided.

Sincerely,

James C. Edgemond
Secretary

2006 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

TABLE OF CONTENTS

Information About the Meeting, Voting and Proxies	1
Date, Time and Place of Meeting	1
Record Date, Outstanding Shares and Quorum	1
Voting Rights and Voting of Proxies	1
Solicitation and Voting of Proxies	1
Expenses of Solicitation	1
Revocation of Proxies	2
Board Corporate Governance Matters	2
Board of Directors Meetings and Committees	2
Compensation of the Board	3
Consideration of Director Nominees	3
Code of Conduct	3
Communications with the Board	4
Communications with the Audit Committee	4
Audit Committee Pre-Approval Policy	4
Audit Committee Report	4
PROPOSAL NUMBER 1 Election of Directors	6
Directors/Nominees	6
PROPOSAL NUMBER 2 Ratification of Independent Registered Public Accounting Firm	8
Independent Registered Public Accounting Firm’s Fees and Services	8
Security Ownership of Certain Beneficial Owners and Management	9
Executive Officers	10
Executive Compensation	10
Summary Compensation Table	10
Option Grants in Fiscal 2005	11
Aggregated Option Exercises in 2005 and Year-End Option Values	11
Compensation Committee Report on Executive Compensation	12
Employment Contracts, Termination of Employment and Change of Control Arrangements	13
Stock Performance Graph	16
Other Matters	17
Stockholder Proposals	17
Section 16(a) Beneficial Ownership Reporting Compliance	17
Delivery of Documents to Stockholders Sharing an Address	17
Other Business	17

PROXY STATEMENT

Information About the Meeting, Voting and Proxies

Date, Time and Place of Meeting

The Board of Directors of The Corporate Executive Board Company (the “Company”) is asking for your proxy for use at the Annual Meeting of Stockholders (the “Meeting”) of the Company, to be held at our principal executive offices at 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, D.C., 20006 on June 23, 2006, at 9:00 a.m. local time, and any adjournment or postponement of the Meeting. We are initially mailing this Proxy Statement and proxy card to stockholders of the Company on or about May 23, 2006.

Record Date, Outstanding Shares and Quorum

Only holders of record of the Company’s common stock at the close of business on May 3, 2006 (called the “Record Date”), will be entitled to vote at the Meeting. On the Record Date, we had 40,028,803 shares of common stock outstanding and entitled to vote. If a majority of the shares outstanding on the Record Date are present at the Meeting, either in person or by proxy, we will have a quorum at the Meeting. Any shares represented by proxies that are marked for, against or to abstain from voting on a proposal will be counted as present in determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of the Company’s common stock indicates on a proxy card that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum, but will not be counted or entitled to vote on that particular matter.

Voting Rights and Voting of Proxies

Holders of our common stock are entitled to one vote for each share they held as of the Record Date. Cumulative voting for directors is not permitted. Directors will be elected by a plurality of the votes cast by the shares of common stock present at the Meeting (either in person or by proxy) and entitled to vote on the election of directors, which means that the seven nominees with the most votes will be elected. Approval of Proposal Number 2 (ratification of independent registered public accounting firm) requires the affirmative vote of a majority of the total votes cast on the proposal (either in person or by proxy). In accordance with Delaware law, abstentions have the effect of a vote “against” any matter as to which they are specified, whereas broker non-votes are not considered votes cast and, therefore, will not affect the outcome of the vote on the matters presented at the Meeting.

Solicitation and Voting of Proxies

The proxy included with this Proxy Statement is solicited by the Board of Directors of the Company for use at the Meeting. You can submit your proxy card by mailing it in the envelope provided. If your proxy card is properly completed and received, and it is not revoked before the Meeting, your shares will be voted at the Meeting according to the instructions indicated on your proxy card. If you sign and return your proxy card but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal Number 1 below and in favor of Proposal Number 2. To our knowledge, no other matters will be presented at the Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

Expenses of Solicitation

The Company will pay the costs of preparing, printing and mailing this Notice of Annual Meeting of Stockholders and Proxy Statement, the enclosed proxy card and the Company’s 2005 Annual Report. We will also reimburse brokerage firms and others for reasonable expenses incurred by them in connection with their forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may also include telephone, facsimile or oral communications by directors, officers or regular employees of the Company acting without special compensation.

Revocation of Proxies

If you submit the enclosed proxy card, you may revoke it at any time before voting takes place at the Meeting. There are three ways you can revoke your proxy: (1) deliver to the Secretary of the Company a written notice, dated later than the proxy you want to revoke, stating that the proxy is revoked; (2) deliver to the Secretary of the Company a signed proxy with a later date than the proxy you want to revoke; or (3) attend the Meeting and vote in person. For this purpose, communications to the Secretary of the Company should be addressed to James C. Edgemond, Secretary and Treasurer, The Corporate Executive Board Company, 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, D.C., 20006, and must be received before the time that the proxy you wish to revoke is voted at the Meeting. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a previously given proxy, you must contact that entity. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, prior to the Meeting you must obtain from that entity a proxy covering the shares you beneficially own.

Board Corporate Governance Matters

Board of Directors Meetings and Committees

During 2005, the Board of Directors (the “Board”) met six times and took action by unanimous written consent on a number of occasions. All directors attended 75% or more of the aggregate number of meetings of the Board and of the committees on which they served. As set forth in the Company’s Corporate Governance Principles, the Board meets in regularly scheduled executive sessions at least two times per year. These sessions, which are attended only by the Board’s independent directors, are chaired by the chairperson of the Nominating and Corporate Governance Committee.

The Board has adopted the Company’s Corporate Governance Principles, which appear on our website at http//www.executiveboard.com/EXBD/, by following the link to “Investors” and then to “Corporate Governance.” The Board has determined that each of the current directors standing for re-election, except Mr. McGonigle as the Executive Chairman of the Board, and Mr. Monahan as Chief Executive Officer of the Company, has no material relationship with the Company and is independent within the meaning of NASDAQ Stock Market, Inc. (“NASDAQ”) director independence standards, as currently in effect.

The Board has three committees — the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The role of each of the committees is governed by a charter adopted by the Board, copies of which are available on the Company’s website at http//www.executiveboard.com/EXBD/, by following the link to “Investors” and then to “Corporate Governance.”

Audit Committee.  The members of our Audit Committee are Mr. Hall, Ms. Karch and Mr. Kenny. Mr. Hall serves as chairperson of the committee. The Audit Committee, among other things: is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm; approves in advance audit and any permissible non-audit services performed by our independent registered public accounting firm; reviews with the independent registered public accounting firm and management our internal controls; reviews the adequacy of our accounting and financial controls as reported by management and the independent registered public accounting firm; and oversees our compliance systems and codes of conduct. Each member of the Audit Committee is independent within the meaning of NASDAQ’s director independence standards, as currently in effect, and meets heightened independence criteria applicable to audit committee members under SEC rules and NASDAQ listing standards. The Board has determined that all of the Company’s Audit Committee members are financially literate and has determined that Mr. Hall meets the qualifications of an “Audit Committee financial expert” as defined under SEC rules. The Audit Committee met six times during 2005.

Compensation Committee.  The members of our Compensation Committee are Mr. Fradin, Mr. Kenny and Mr. Leemon. Mr. Kenny serves as chairperson of the committee. The Compensation Committee, among other things: reviews and makes recommendations to the Board with respect to the compensation of the Executive Chairman of the Board of Directors, the Chief Executive Officer and the directors; establishes the compensation for other executive officers; and administers and oversees our stock-based compensation plans. Each of the members of the Compensation Committee is independent within the meaning of NASDAQ’s director independence standards, as currently in effect. The Compensation Committee met three times during 2005.

Nominating and Corporate Governance Committee.  The members of our Nominating and Corporate Governance Committee are Mr. Hall, Ms. Karch and Mr. Leemon. Ms. Karch serves as chairperson of the committee. The Nominating and Corporate Governance Committee, among other things: reviews and assesses the development of the executive officers and considers and makes recommendations to the Board regarding promotion and succession issues; annually evaluates and reports to the Board on the performance and effectiveness of the committees specifically and the Board as a whole; annually presents to the Board a list of individuals recommended to be nominated for election to the Board; reviews, evaluates and recommends changes to the Company’s Corporate Governance Principles; and recommends to the Board individuals to be elected to fill vacancies and newly created directorships. Each of the members of the Nominating and Corporate Governance Committee is independent within the meaning of NASDAQ’s director independence standards, as currently in effect. The Nominating and Corporate Governance Committee was established by the Board in February 2004 and met three times during 2005.

Compensation of the Board

The Board or, to the extent authorized by the Board, the Compensation Committee, sets directors’ compensation under The Corporate Executive Board Company Directors’ Stock Option Plan and such other arrangements as the Compensation Committee determines to be appropriate. Each director who is not an employee receives an initial grant of options to purchase 30,000 shares of common stock upon election as a non-employee director. During 2005, non-employee directors received an annual grant of options to purchase 6,000 shares of common stock and a $20,000 annual retainer. During 2006, non-employee directors received an annual grant of 2,005 stock appreciation rights (SARs) and 538 restricted stock units. The SARs require mandatory net share settlement and therefore represent the right to receive, upon exercise of the SARs, a number of shares with a value equal to the excess of the fair market value of the number of shares subject to the SARs on the date of exercise over the exercise price. In addition, non-employee directors will receive a $20,000 annual retainer for their services during 2006. Directors who are employees of the Company do not receive additional compensation for their service on the Board. Compensation paid to Mr. McGonigle and Mr. Monahan for 2005 is described in the section of this Proxy Statement entitled “Executive Compensation.”

Consideration of Director Nominees

The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders. Stockholders should submit the name of any person recommended as a nominee, along with information demonstrating their own stock ownership, to The Corporate Executive Board Company, Attn: Corporate Secretary, 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, D.C., 20006. Director nominees recommended by stockholders are evaluated in the same manner as director nominees received from other sources. The Nominating and Corporate Governance Committee identifies prospective director candidates in various ways, including through current Board members, management, stockholders or other persons. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year.

The Nominating and Corporate Governance Committee works with the Board on an annual basis to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. The Board seeks to include directors with diverse experience in areas relevant to the Company’s business. The Company also seeks directors with the highest standards of ethics and integrity, sound business judgment and the willingness to make a strong commitment to the Company and its success. The Board will evaluate each individual in the context of the Board as a whole, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Code of Conduct

The Company has adopted The Corporate Executive Board Company Code of Ethics for Directors, Officers and Employees. This Code is posted on the Company’s website at http//www.executiveboard.com/EXBD/, by following the link to “Investors” and then to “Corporate Governance.” To the extent permitted by SEC rules and the

NASDAQ listing standards, we intend to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics on the Company’s website.

Communications with the Board

Stockholders may communicate with the members of the Board individually, with all independent directors, or with the Board as a group by writing to The Corporate Executive Board Company, Attn: Corporate Secretary, 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, D.C., 20006. Please mark the outside of the envelope “BOARD COMMUNICATION,” and indicate which director(s) or group of directors the communication is intended for.

You should identify your communication as being from a stockholder of The Corporate Executive Board Company. The Corporate Secretary may request reasonable evidence that your communication is made by one of our stockholders before transmitting your communication to the requested member or members of the Board. The Corporate Secretary will review all communications from our stockholders, and communications relevant to our business and operations (as determined by the Corporate Secretary) will be forwarded to the requested member or members of the Board.

The Company does not have a policy on director attendance at the Company’s Annual Meetings of Stockholders. For further information on this matter, including information on the number of directors who attended the Company’s most recent Annual Meeting, see the Company’s website at http//www.executiveboard.com/EXBD/, and follow the link to “Investors” and then to “Corporate Governance.”

Communications with the Audit Committee

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. A communication or complaint to the Audit Committee regarding such matters may be submitted by writing to The Corporate Executive Board Company, Attn: Corporate Secretary, 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, D.C., 20006. Please mark the outside of the envelope “AUDIT COMMITTEE COMMUNICATION.”

Audit Committee Pre-Approval Policy

Under the Audit and Non-Audit Service Pre-Approval Policy adopted by the Audit Committee, all audit and non-audit services to be performed by the independent registered public accounting firm for the Company require pre-approval by the Audit Committee. In some cases, pre-approval relates to audit or non-audit services that fall within certain established categories and budgets, and in other cases a particular defined task or scope of work may be pre-approved subject to a specific budget. Pre-approvals may be granted by either the full Audit Committee or, subject to a $50,000 limitation per engagement, by any member of the Audit Committee pursuant to delegated authority. Any pre-approvals by an Audit Committee member pursuant to this delegated authority shall be reported to the Audit Committee at its next scheduled meeting. The Audit Committee cannot delegate pre-approval authority to management.

Audit Committee Report

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting and reporting practices of the Company, the qualifications and independence of the registered public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company and an audit report on management’s assessment of internal control over financial reporting and such other duties as directed by the Board. Management has the primary responsibility for preparing the financial statements and implementing the Company’s financial reporting process. Management also has the primary responsibility for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting firm also is responsible for expressing an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm or to verify the independence of the independent registered public accounting firm under applicable rules.

In this context, the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the audited financial statements for the year ended December 31, 2005 (the “Audited Financial Statements”) and management’s maintenance of, and its assessment of the effectiveness of, internal control over financial reporting as of December 31, 2005. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with them their independence from the Company and its management. In addition, the Audit Committee has considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining the independent registered public accounting firm’s independence.

Following the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE MEMBERS
Robert C. Hall, Chairperson
Nancy J. Karch
David W. Kenny

PROPOSAL NUMBER 1

Election of Directors

Our Board of Directors currently has seven members.

The Nominating and Corporate Governance Committee of the Board has proposed and the Board has recommended that the seven individuals currently serving as directors each be nominated for re-election to the Board at the Meeting. Each of the nominees has consented to serve if elected, and we are not aware of any nominee who is unable or unwilling to serve. However, if any nominee is unable or unwilling to serve, the proxy holders may decide to vote the shares for any substitute nominee or the Board may determine not to nominate a substitute and may reduce the size of the Board.

Vote Required for Approval

Directors will be elected by the affirmative vote of a plurality of the shares present at the Meeting and entitled to vote on the election of directors, which means that the seven nominees who receive the most votes will be elected.

Directors/Nominees

The following table shows the Company’s nominees for election to the Board. Each of the nominees currently serves as a director. Each nominee, if elected, will serve until the next Annual Meeting of Stockholders or until a successor is named and qualified.

			Director
Name of Director/Nominee	Age	Principal Occupation	Since

James J. McGonigle	42	Executive Chairman of the Board	1998
Thomas L. Monahan III	39	Chief Executive Officer of the Company	2001
Russell P. Fradin	50	President and Chief Executive Officer of The BISYS Group, Inc.	2004
Robert C. Hall	75	Former Chairman of Harborside Plus, Inc.	1999
Nancy J. Karch	58	Director Emeritus, McKinsey & Company	2001
David W. Kenny	44	Chairman and Chief Executive Officer of Digitas, Inc.	1999
Daniel O. Leemon	52	Retired former Executive Vice President and Chief Strategy Officer of Charles Schwab Corporation	2003

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

James J. McGonigle has been our Chairman of the Board since March 2001 and a director since July 1998. Effective July 1, 2005, Mr. McGonigle remains with the Company as Executive Chairman of the Board of Directors. From July 1998 until July 2005, Mr. McGonigle served as our Chief Executive Officer. From the spin-off until July 1998, Mr. McGonigle was our General Manager, and from 1995 until the spin-off, he was the General Manager of the corporate division of The Advisory Board Company with responsibility for managing the business assumed by us in the spin-off. From 1990 to 1995, Mr. McGonigle was a consultant in the Financial Institutions Group at McKinsey & Company, an independent consulting firm. Mr. McGonigle serves as a Director of FactSet, an on-line investment research service. Mr. McGonigle received a B.A. from the Woodrow Wilson School at Princeton University and a J.D. from Harvard Law School.

Thomas L. Monahan III has been a director since June 2001 and our Chief Executive Officer since July 1, 2005. From January 2001 until July 2005, Mr. Monahan served as the Company’s General Manager, Corporate Practice. From November 1998 until January 2001, Mr. Monahan served as one of our Executive Directors, Research, and from the spin-off until November 1998, he served as our Managing Director, Research. Prior to the spin-off, Mr. Monahan served in similar capacities with The Advisory Board Company, which he joined in January 1996. Prior to January 1996, Mr. Monahan served as a senior consultant for the Deloitte & Touche Consulting Group, a Director at the Committee for Economic Development and a staff consultant at Andersen Consulting. Mr. Monahan received a B.A. from Harvard University and an M.B.A. from New York University.

Russell P. Fradin has been a director since November 2004. Mr. Fradin has been the President and Chief Executive Officer of The BISYS Group, Inc., a provider of business process outsourcing solutions for the financial services sector, since February 2004. Before joining BISYS, Mr. Fradin served as a senior executive with Automatic

Data Processing, Inc., a provider of technology based outsourcing solutions to employers, from 1996 to 2003. Prior to 1996, Mr. Fradin was a senior partner at McKinsey & Company. Mr. Fradin earned a B.S. degree in Economics from the University of Pennsylvania, Wharton School of Business, and an M.B.A. from the Harvard Business School.

Robert C. Hall has been a director since February 1999. Mr. Hall was the Chairman of Harborside Plus, Inc., a financial services company, from May 2004 to May 2005. From March 2001 to May 2004, Mr. Hall served as the President and Chief Executive Officer of Harborside Plus, Inc. From 1995 until his retirement in January 1999, Mr. Hall served as the Vice President of The Thomson Corporation, a publicly held information publishing company. From 1990 to 1995, Mr. Hall was the Chief Executive Officer of Thomson Information and Publishing Group, a division of The Thomson Corporation involved in professional information and publishing. From 1985 to 1990, Mr. Hall was the President of Thomson Financial Services Group, another publishing division of The Thomson Corporation. Mr. Hall received a B.S. from Iowa State University.

Nancy J. Karch has been a director since October 2001.  Ms. Karch was a senior partner of McKinsey & Company from 1988 until her retirement in 2000. She had served in various executive capacities at McKinsey since 1974. Ms. Karch is Director Emeritus, McKinsey & Company and serves as a director of Liz Claiborne, Inc., apparel marketers, and Genworth Financial, Inc., a provider of insurance and investment services. Ms. Karch received a B.A. from Cornell University, an M.S. from Northeastern University and an M.B.A. from Harvard Business School.

David W. Kenny has been a director since February 1999. Mr. Kenny is the Chairman and Chief Executive Officer of Digitas, Inc., a relationship marketing services firm. Mr. Kenny has been the Chairman of Digitas since December 1998 and Chief Executive Officer since September 1997. Prior to Digitas, Mr. Kenny held a number of executive positions with Bain & Company, an independent consulting firm, from 1988 to 1997. Mr. Kenny received a B.S. from the General Motors Institute and an M.B.A. from Harvard Business School.

Daniel O. Leemon has been a director since October 2003. Mr. Leemon is currently retired from full time employment. From September 1995 through June 2004, he was Executive Vice President and Chief Strategy Officer of the Charles Schwab Corporation (“Schwab”), as well as a member of the Executive Committee. Prior to Schwab, Mr. Leemon held numerous executive positions with The Boston Consulting Group, an independent consulting firm. Prior to The Boston Consulting Group, Mr. Leemon held senior management positions with several consumer goods and retail start ups. Mr. Leemon received a B.S. from the Massachusetts Institute of Technology and an M.B.A. from Stanford University.

PROPOSAL NUMBER 2

Ratification of the Appointment of Ernst & Young LLP
as Independent Registered Public Accounting Firm for the Year Ending December 31, 2006

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm to perform the audit of the Company’s consolidated financial statements and the audit of management’s assessment of and the Company’s internal control over financial reporting for the year ending December 31, 2006, and we are asking stockholders to ratify this selection. If the stockholders fail to ratify the selection of Ernst & Young LLP, that fact will be taken under advisement by the Audit Committee in determining whether to retain Ernst & Young LLP and whether to select them in future years. Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have the opportunity to make a statement at the Meeting if they wish to do so, and they will be available to respond to appropriate questions from stockholders.

Vote Required for Approval

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2006 requires the affirmative vote of a majority of the shares present and entitled to vote at the Meeting.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2006.

Independent Registered Public Accounting Firm’s Fees and Services

Fees paid to our independent registered public accounting firm for each of the past two years are set forth below:

	Year Ended December 31,
	2004	2005

Audit fees	$368,906	$314,600
Audit-related fees	16,000	17,000
Tax fees	133,385	42,000
All other fees	—	—

Total	$518,291	$373,600

Audit Fees:  Audit fees were for professional services rendered for the audit of our annual financial statements for the years ended December 31, 2004 and 2005, the reviews of the financial statements included in our quarterly reports on Form 10-Q for the years ended December 31, 2004 and 2005, and services in connection with our statutory and regulatory filings for the years ended December 31, 2004 and 2005. Also included are fees associated with the audit of management’s assessment of and the Company’s internal control over financial reporting, comfort letters and consent procedures.

Audit-Related Fees:  Audit related fees were for benefit plan audits.

Tax Fees:  Tax fees were for services related to tax compliance, consulting and planning services rendered during the years ended December 31, 2004 and 2005.

All Other Fees:  We did not incur fees for any services, other than the fees disclosed above relating to audit, audit-related and tax services, rendered during the years ended December 31, 2004 and 2005.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of April 14, 2006, by (i) each person known to the Company to own more than 5% of the Company’s common stock, (ii) each Named Officer (as defined in the section of this proxy statement entitled “Executive Compensation”), (iii) each director or director nominee and (iv) all current directors and executive officers as a group. Unless otherwise noted, the address of each beneficial owner, each Named Officer, and director nominee is The Corporate Executive Board Company, 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, D.C. 20006.

	Amount and Nature of
	Beneficial Ownership(1)		Total Equity Stake(2)
Name of Beneficial Owner	Number	Percent	Number	Percent

James J. McGonigle	47,051	*	214,352	*
Thomas L. Monahan III	135,673	*	311,576	*
Russell P. Fradin	9,000	*	36,678	*
Robert C. Hall	1,500	*	6,678	*
Nancy J. Karch	37,500	*	42,678	*
David W. Kenny	62,500	*	67,678	*
Daniel O. Leemon	80,740	*	85,918	*
Michael A. Archer	27,954	*	138,456	*
Derek C. M. van Bever	23,865	*	56,365	*
Timothy R. Yost	7,423	*	100,523	*
Morgan Stanley(3)	4,639,862	11.6%	4,639,862	11.3%
All current directors and executive officers as a group (10 people)	433,206	1.1%	1,060,902	2.6%

*	Indicates ownership of less than 1%.

(1)	Unless indicated in the notes, each stockholder has sole voting and investment power for all shares shown, subject to community property laws that may apply to create shared voting and investment power. Beneficial ownership includes all options, stock appreciation rights and restricted stock units held by a stockholder that are currently exercisable or exercisable within 60 days of April 14, 2006 (which would be June 13, 2006) as follows: Mr. McGonigle, 12,500 shares; Mr. Monahan, 107,500 shares; Mr. Fradin, 9,000 shares; Mr. Hall, 500 shares; Ms. Karch, 36,500 shares; Mr. Kenny, 61,500 shares; Mr. Leemon, 79,740 shares; Mr. Archer, 22,046 shares; Mr. van Bever, 5,585 shares; Mr. Yost, 0 shares; and all current directors and executive officers as a group, 334,871 shares.

(2)	The Total Equity Stake column indicates the number of shares owned assuming the exercise of all options, stock appreciation rights and restricted stock units, whether vested or unvested, without regard to whether or not the options, stock appreciation rights and restricted stock units are exercisable within 60 days. Percentages in the percent column are calculated on a diluted basis, assuming that all shares subject to options, stock appreciation rights and restricted stock units are deemed to be outstanding, whether vested or unvested and without regard to whether or not the options, stock appreciation rights and restricted stock units are exercisable within 60 days.

(3)	Based solely upon on Amendment No. 2 to Schedule 13G filed on February 15, 2006. This holder has sole voting and dispositive power over 4,639,862 of these shares and shared voting and dispositive power over 3,613 of these shares. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036.

Executive Officers

The following table shows the Company’s executive officers:

			Officer
Name of Officer	Age	Position	Since

James J. McGonigle	42	Executive Chairman of the Board	1998
Thomas L. Monahan III	39	Chief Executive Officer	2001
Michael A. Archer	42	President, Marketing and International	2002
Derek C. M. van Bever	48	Chief Research Officer	1997
Timothy R. Yost	35	Chief Financial Officer	2002

James J. McGonigle’s business experience is listed above in the section titled “Directors/Nominees.”

Thomas L. Monahan III’s business experience is listed above in the section titled “Directors/Nominees.”

Michael A. Archer has been our President, Marketing and International since July 1, 2005. From November 2002 until July 2005, Mr. Archer served as the Company’s Chief Marketing Officer. Mr. Archer joined the Company in March 2002 as our General Manager, Sales and Marketing. From 1989 through March 2002, Mr. Archer held various positions of increasing responsibility at Dun & Bradstreet, Inc., including Senior Vice President — Major Markets. Mr. Archer received a B.A. and an M.B.A. from the University of California at Los Angeles.

Derek C. M. van Bever has been our Chief Research Officer since the spin-off. From 1995 through the date of the spin-off, he served as the Chief Research Officer of the business assumed by us in the spin-off. Prior to that, he served in various management capacities with The Advisory Board Company, which he joined in 1981. Mr. van Bever received a B.A. and an M.A. from the University of Delaware and an M.B.A. from Harvard Business School.

Timothy R. Yost has been our Chief Financial Officer since September 2002. Mr. Yost joined the Company in January 1997, and has held a variety of financial positions of increasing responsibility, including senior director, finance. Prior to 1997, Mr. Yost served as an equity analyst with Chapin, Davis. Mr. Yost received a B.B.A. from Loyola College and an M.S. from the George Washington University.

Executive Compensation

Summary Compensation Table

The following table presents certain information concerning compensation earned for services rendered for 2003, 2004, and 2005 by the Executive Chairman of the Board of Directors, Chief Executive Officer and the three other most highly paid persons who served as executive officers during 2005 (the “Named Officers”):

		Annual		Long-Term
		Compensation		Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Number of Options	Compensation

James J. McGonigle	2005	$540,000	$540,000	50,000	—
Executive Chairman of the	2004	600,000	550,000	150,000	—
Board of Directors(1)	2003	591,667	400,000	200,000	—
Thomas L. Monahan III	2005	$516,667	$425,000	150,000	—
Chief Executive Officer(2)	2004	445,000	250,000	65,000	—
	2003	416,671	200,000	50,000	—
Michael A. Archer	2005	$416,667	$490,000	50,000	—
President, Marketing and	2004	395,834	385,000	55,000	—
International(3)	2003	375,000	380,000	150,000	—
Derek C. M. van Bever	2005	$430,000	$80,000	10,000	—
Chief Research Officer	2004	430,000	80,000	25,000	—
	2003	426,667	108,000	50,000	—
Timothy R. Yost	2005	$341,667	$175,000	40,000	—
Chief Financial Officer	2004	295,833	150,000	65,000	—
	2003	267,500	120,000	50,000	—

(1)	Mr. McGonigle became our Executive Chairman of the Board effective July 1, 2005.

(2)	Mr. Monahan became our Chief Executive Officer effective July 1, 2005.

(3)	Mr. Archer became our President, Marketing and International effective July 1, 2005.

Option Grants in Fiscal 2005

The following table shows information about stock option grants to the Named Officers during fiscal 2005. These options are included in the Summary Compensation Table above. All options reported in the following table were granted at fair market value under the 2004 Stock Incentive Plan (the “2004 Plan”). The options have seven-year terms. The rules of the SEC require us to show hypothetical gains that the Named Officers would have for these options at the end of their seven-year terms. These gains are calculated assuming annual compound stock price appreciation of 5% and 10% from the date the option was originally granted to the end of the option term. The 5% and 10% assumed annual compound rates of stock price appreciation are required by SEC rules. They are not our estimate or projection of future stock prices.

Stock Option Grants in 2005

	Individual Grants(1)
		% of Total
	Number of	Options			Potential Realizable Value
	Shares	Granted to			at Assumed Annual Rates
	Underlying	Employees	Exercise		of Stock Price Appreciation
	Option	in	Price		for Option Term
Name	Grants	Fiscal Year	(per share)	Expiration Date	5%	10%

James J. McGonigle	50,000	3.60%	$64.88	March 11, 2012	$1,320,634	$3,077,638
Thomas L. Monahan III	150,000	10.81	64.88	March 11, 2012	3,961,901	9,232,915
Michael A. Archer	50,000	3.60	64.88	March 11, 2012	1,320,634	3,077,638
Derek C. M. van Bever	10,000	0.72	64.88	March 11, 2012	264,127	615,528
Timothy R. Yost	40,000	2.88	64.88	March 11, 2012	1,056,507	2,462,111

(1)	Options granted under the 2004 Plan become exercisable 25% per year beginning one year after the date of grant.

Option Exercises in 2005 and Year-End Option Values

The following table shows information about the value realized on option exercises for each of the Named Officers during fiscal 2005, and the value of their unexercised options at the end of fiscal 2005. Value realized, or gain, is measured as the difference between the exercise price and market value.

Aggregated Option Exercises in 2005
and Year-End Option Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired on	Value	Options at Fiscal Year-End		at Fiscal Year-End(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

James J. McGonigle	3,225	$110,069	459,275	312,500	$25,877,693	$14,863,000
Thomas L. Monahan III	3,225	107,231	165,525	241,250	9,380,668	8,334,825
Michael A. Archer	87,500	2,625,110	38,750	191,250	2,009,500	8,782,000
Derek C. M. van Bever	89,275	2,671,970	3,225	71,250	189,308	3,522,025
Timothy R. Yost	42,750	1,196,415	43,751	129,999	2,346,670	5,577,718

(1)	Based on the closing price of our common stock on December 30, 2005 of $89.70 per share.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors consists of Mr. Fradin, Mr. Kenny and Mr. Leemon. Each is a non-employee director of the Company who qualifies as “independent” under The NASDAQ Stock Market. Pursuant to its charter, the Compensation Committee’s responsibilities include developing and administering a compensation policy for executive officers that contains appropriate performance incentives and equity-linked components, and reviewing annually the performance of the executive officers of the Company. Executive compensation programs are structured to provide overall levels of compensation opportunity that are competitive with the Company’s industry, as well as a broader spectrum of companies of comparable size and complexity. The objectives of the Company’s executive compensation programs are to:

•	attract and retain highly talented executives;

•	link rewards to performance at various levels in the organization including company, program and individual performance; and

•	drive favorable returns and value for its stockholders.

A mix of compensation components is provided to executives to achieve these objectives. The components of the executive compensation programs are base salary, short-term incentive compensation through an annual cash bonus and long-term incentive compensation through grants of stock equity.

General Compensation Practices for Executive Officers

Base Salary.  The base salaries of the Company’s executive officers are derived from a combination of external and internal factors. Through a comparison of competitive industry practices, as well as an assessment of the performance, scope and impact of their job, Mr. Monahan recommends to the Compensation Committee a base salary for each executive officer. The Compensation Committee, after taking into consideration Mr. Monahan’s recommendations, as well as historic and comparable pay levels within the Company and its periodic assessment of competitive pay levels for executive officers with similar skill sets, establishes annual base salaries for each of the Company’s executive officers.

Annual Bonus.  The Compensation Committee generally intends to award annual bonuses in order to motivate and reward each of the Company’s executive officers based on attainment of the Company’s annual financial goals, achievement of financial performance and operating objectives, the individual performance of each executive officer and historic and comparable pay levels within the Company. Annual bonus targets are pre-established by the Compensation Committee and reflect competitive industry practice. The size of the annual bonus pool is based upon the overall Company financial performance and the amount payable to each executive officer is adjusted upward or downward from the annual bonus targets based upon the executive’s individual performance based primarily on achievements in their function or franchise against certain performance metrics. All bonuses for executive officers are reviewed and approved by the Compensation Committee.

Share Based Compensation.  The Compensation Committee generally intends to grant share based compensation awards, which could include stock options, stock appreciation rights and restricted stock units (or a combination thereof), to each of the Company’s executive officers on an annual basis and in connection with other career milestones, such as assuming added responsibilities or achieving exceptional performance, and in connection with executive officers who are in a position to make major contributions to the Company’s growth and profitability. The number of share based compensation awards granted to executive officers is based upon subjective and objective evaluation as to competitive practices for share based compensation. Historically, the Compensation Committee has utilized share based compensation awards that are designed to promote long-term stockholder value through a vesting schedule that generally provides for the share based compensation awards to become exercisable in four equal annual installments commencing one year after the date that the awards are granted, subject to the respective executive officer’s continued employment with the Company.

Compensation of the Executive Chairman of the Board of Directors and Chief Executive Officer

The Executive Chairman of the Board of Directors and the Chief Executive Officer’s base salary is reviewed annually by the Compensation Committee and is adjusted after an analysis and evaluation of the Company’s performance as compared to annual financial goals and operating objectives and other annual goals, such as the continued growth and advancement of the Company and its human resources, and the development of growth strategies for future years. The Compensation Committee generally determines the annual bonus of and the number of stock options to be granted to the Executive Chairman of the Board of Directors and the Chief Executive Officer in a manner consistent with the factors discussed above for other executive officers.

Mr. McGonigle was compensated as Chief Executive Officer from January 1, 2005 through June 30, 2005, and as Executive Chairman of the Board of Directors from July 1, 2005 through December 31, 2005. Mr. McGonigle received a salary for 2005 of $540,000. In addition, the Compensation Committee determined to pay Mr. McGonigle an incentive bonus of $540,000 for 2005. Mr. McGonigle’s bonus was based upon such factors as the financial performance of the Company, the development of the Company’s management team, and the execution of the Company’s business plan against its long-term strategy. Finally, Mr. McGonigle was granted options to purchase 50,000 shares of common stock for his service to the Company in 2005, based upon the Compensation Committee’s evaluation of his past grants and the current value of his exercisable and unexercisable options.

Mr. Monahan was compensated as General Manager, Corporate Practice from January 1, 2005 through June 30, 2005, and as Chief Executive Officer from July 1, 2005 through December 31, 2005. Mr. Monahan received a salary for 2005 of $516,667. In addition, the Compensation Committee determined to pay Mr. Monahan an incentive bonus of $425,000 for 2005. Mr. Monahan’s bonus was based upon such factors as the financial performance of the Company, the development of the Company’s management team, and the execution of the Company’s business plan against its long-term strategy. Finally, Mr. Monahan was granted options to purchase 150,000 shares of common stock for his service to the Company in 2005, based upon the Compensation Committee’s evaluation of his past grants and the current value of his exercisable and unexercisable options.

Deductibility of Executive Compensation in Excess of $1.0 Million

Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1.0 million to any of the five highest paid officers of a corporation unless the compensation is paid under a predetermined objective performance plan meeting certain requirements or satisfies one of various other exemptions. The 1999 Stock Option Plan, the 2001 Stock Option Plan and the 2004 Stock Incentive Plan are designed so that awards under these plans can qualify as “performance-based compensation” that is not subject to Section 162(m). The Company believes that stock option grants to its executive officers qualify as performance-based compensation. However, in light of the ambiguities and uncertainties under Section 162(m), no assurance can be made that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

COMPENSATION COMMITTEE MEMBERS

David W. Kenny, Chairperson
Russell P. Fradin
Daniel O. Leemon

Employment Contracts, Termination of
Employment and Change of Control Arrangements

Option Plans

In the event that there is any change in the number or kind of the outstanding shares of common stock of the Company, whether by reason of merger, consolidation or otherwise, then the plan administrator of the 1999 Stock Option Plan, the 2001 Stock Option Plan, the 2002 Non-Executive Stock Incentive Plan and the 2004 Stock Incentive Plan (collectively hereafter referred to as the “Plans”) shall, in its sole discretion, determine the appropriate adjustment, if any, to options held by Company employees, including the Named Officers. In addition, in the event of such a change, the plan administrator may accelerate the time or times at which any option may be exercised and may provide for cancellation of accelerated options that are not exercised within a time prescribed by the plan administrator in its sole discretion. Options granted under the Plans generally provide that, if an optionee remains employed by the Company for one year following a change of control, or if during such time the optionee’s employment is terminated for any reason other than for cause or voluntary resignation, all options granted to the optionee under the Plans become immediately exercisable. For this purpose, a change of control includes an acquisition by any person of more than 50% of the Company’s stock, a change in a majority of the Board to include directors not nominated by the Company, and stockholder approval of certain mergers, asset sales or plans of liquidation.

Employment Arrangements

Mr. McGonigle was compensated at a rate of $600,000 per annum for the first six months of 2005 as Chief Executive Officer and was compensated at a rate of $480,000 per annum for the final six months of 2005 as Executive Chairman of the Board of Directors. The Company and Mr. McGonigle entered into an employment agreement dated January 21, 1999. The employment agreement provides that Mr. McGonigle’s compensation is subject to periodic increases at the Company’s sole discretion. The employment agreement requires Mr. McGonigle to devote his efforts and abilities to the Company on a full-time basis. The employment agreement also provides that, in addition to salary, Mr. McGonigle is entitled to certain fringe benefits, including participation in the Company’s 401(k) plan, the reimbursement of business-related expenses, disability insurance coverage and reimbursement of fees and expenses incurred in connection with participation in community and business-related organizations. The Company may terminate Mr. McGonigle’s employment without cause at any time, in which event he will receive an amount equal to 125% of one year’s base salary and all the options granted to him will vest and become exercisable immediately. The Company may terminate Mr. McGonigle’s employment for cause at any time upon three months’ notice. Cause is defined as: the commission of a material act of fraud, theft or dishonesty against the Company; conviction for any felony; or willful non-performance of material duties which is not cured within sixty days after receipt of written notice. Mr. McGonigle also may voluntarily terminate his employment at any time upon three months’ written notice.

Contemporaneously with the execution of his employment agreement, Mr. McGonigle executed a noncompetition agreement with the Company pursuant to which he, among other things, agreed not to compete with us for a period of up to three years after his termination of employment, if he voluntarily resigns or is terminated by the Company for cause. In addition, if he is terminated by the Company without cause, (i) he has agreed not to compete with us for one year and (ii) the Company may require him not to compete with us for up to two additional years if we agree to pay him 125% of his annual base salary at the time of termination for each additional one-year period of noncompetition. Mr. McGonigle also agreed as part of his noncompetition agreement with the Company not to disclose any of the Company’s confidential or proprietary information during the course of his employment or upon termination of his employment for any reason and not to solicit the Company’s employees to leave for a period of three years after the termination of his employment with the Company for any reason.

On May 19, 2006, the Company and Mr. Monahan entered into an employment agreement covering Mr. Monahan’s employment as Chief Executive Officer. The term of Mr. Monahan’s employment under the agreement continues until January 1, 2008, subject to automatic one year extensions unless either party gives a notice of non-renewal at least 90 days before the end of the preceding year. The employment agreement requires Mr. Monahan to devote his efforts and abilities to the Company on a full-time basis. Under the agreement, Mr. Monahan’s base salary is $550,000 per annum, which is subject to periodic increases at the Company’s sole discretion. Mr. Monahan’s target incentive bonus is not less than 110% of the fiscal year’s base salary, but the actual incentive bonus payable for any year is subject to the Compensation Committee or the Board’s discretion. In addition to salary and annual incentive bonus, Mr. Monahan is entitled to certain fringe benefits, including participation in the Company’s 401(k) plan, the reimbursement of business-related expenses, disability insurance coverage and reimbursement of fees and expenses incurred in connection with participation in community and business-related organizations. Any other elements of compensation are subject to the Board’s discretion.

The Company may terminate Mr. Monahan’s employment without cause at any time, including by non-extension of the term, in which event he will receive an amount equal to 200% of one year’s base salary, the prorated target annual incentive bonus for the year in which termination occurs, all the options and stock appreciation rights granted to him will vest and remain exercisable for a period of ninety days and all restricted stock units and other equity or deferred compensation will vest. The Company will also provide for two years following the date of termination the same welfare benefits that Mr. Monahan received immediately prior to his termination, at the same cost charged to executives. Mr. Monahan receives these same benefits if he voluntarily terminates his employment for good reason. Good reason is defined as: a material reduction in Mr. Monahan’s responsibility and authority, a reduction in base salary or target annual incentive bonus opportunity, a requirement to relocate more than thirty-five miles, termination as Chief Executive Officer or a material breach of the employment agreement by the Company. The Company may terminate Mr. Monahan’s employment for cause upon three months’ notice. Cause is defined as: the commission of a material act of fraud, theft or dishonesty against the Company, conviction for any felony, or willful non-performance of material duties which is not cured within sixty days after receipt of written notice. Mr. Monahan also may voluntarily terminate his employment at any time without good reason upon six months’ written notice. If any dispute arises under the employment agreement, Mr. Monahan and the Company have agreed to submit the issue to arbitration.

In the event of a change of control of the Company, Mr. Monahan may voluntarily terminate his employment upon thirty days written notice during the first year following the change of control. Upon such termination, Mr. Monahan will receive an amount equal to 200% of one year’s base salary, the prorated target annual incentive bonus for the year in which termination occurs, all the options and stock appreciation rights granted to him will vest and remain exercisable for a period of ninety days and all restricted stock units and other equity or deferred compensation scheduled to vest in within twelve months of the date of Mr. Monahan’s termination will vest. The Company will also provide, for two years following the date of termination, the same welfare benefits that Mr. Monahan received immediately prior to his termination, at the same cost charged to then executives. In the event that any compensation Mr. Monahan receives from the Company become subject to the excise tax on “golden parachute” payments, Mr. Monahan will be entitled to receive a gross-up payment on such amounts and on the gross-up payments themselves in an amount sufficient to put him in the same after-tax position that he would have been in had no excise tax been imposed on the payments. Under the employment agreement, change of control means: certain acquisitions by any person or group of 50% or more of the Company’s voting securities, any change over a twelve month period in the composition of a majority of the Board, not including directors who are nominated or named by incumbent directors, approval by stockholders of a merger with a third party unless the Company’s stockholders hold at least 60% of the voting power of the securities of the resulting company, approval of a sale of a majority of the Company’s assets to a third party, or approval of a liquidation of the Company.

Mr. Monahan is a party to a noncompetition agreement with the Company pursuant to which he, among other things, agreed not to compete with the Company for a period of up to three years after his termination of employment, if he voluntarily terminates his employment or is terminated by the Company for cause. In addition, if he is terminated by the Company without cause, (i) he has agreed not to compete with the Company for one year and (ii) the Company may require him not to compete for up to two additional years if the Company pays him 125% of his annual base salary at the time of termination for each additional one-year period of noncompetition. Mr. Monahan also agreed as part of his noncompetition agreement with the Company not to disclose any of the Company’s confidential or proprietary information during the course of his employment or upon termination of his employment for any reason and not to solicit the Company’s employees to leave for a period of three years after the termination of his employment with the Company for any reason.

Mr. Archer is employed by the Company pursuant to the terms of an employment agreement, which continues in effect until Mr. Archer’s termination or separation from the Company. In accordance with the terms of the employment agreement, Mr. Archer is entitled to an annual base salary, which is subject to periodic increases at the Company’s sole discretion. The employment agreement requires Mr. Archer to devote his efforts and abilities to the Company on a full-time basis. The employment agreement also provides that Mr. Archer is eligible for an annual performance bonus of up to $400,000 with a target bonus of $300,000, the amount of which is to be determined under a policy adopted by the Company. The employment agreement also provides that Mr. Archer, in addition to salary, is entitled to certain fringe benefits, including participation in the Company’s 401(k) plan, the reimbursement of business-related expenses and disability insurance coverage. The Company may terminate Mr. Archer’s employment without cause at any time, or Mr. Archer may terminate his employment for good reason at any time upon three months’ written notice. In either event, Mr. Archer will receive an amount equal to 100% of one year’s base salary plus $100,000, any unvested portion of the 100,000 stock options granted to him upon joining the Company in March 2002 will vest and become exercisable immediately and the Company will pay COBRA health insurance premiums for one year. The Company may terminate Mr. Archer’s employment for cause at any time upon three months’ notice. Mr. Archer also may voluntarily terminate his employment not for good reason at any time upon three months’ written notice. Cause is defined as: the commission of an act of fraud or theft against the Company; conviction for any felony; conviction for any misdemeanor involving moral turpitude which might, in the Company’s opinion, cause embarrassment to us; significant violation of any material Company policy; willful non-performance of material duties which is not cured within thirty days after receipt of written notice; or violation of any material District of Columbia, state or federal laws, rules or regulations in connection with or during performance of his work which, if such violation is curable, is not cured within thirty days after receipt of notice. Good reason with respect to Mr. Archer is defined to exist if the Company: (i) effects a material adverse change to Mr. Archer’s employment responsibilities or authority; (ii) effects a reduction in his base salary; (iii) effects a material reduction in his annual performance bonus potential, together with a material decrease in his total compensation potential; (iv) relocates his place of employment to a location that is more than thirty five miles from the location of the Company’s headquarters; or (v) materially breaches the employment agreement.

The Board of Directors is evaluating new employment agreements with Messrs. Archer and McGonigle to make sure the agreements are appropriate considering their current status with the Company.

Stock Performance Graph

The graph below compares the cumulative total stockholder return on the Company’s common stock for the past five years through December 31, 2005, with the cumulative total return on the Goldman Sachs Services Index and the NASDAQ National Market (U.S.) Index for the same period. The graph assumes that $100 was invested in the Company’s common stock and in each of the other indexes on December 31, 2000, and that any dividends were reinvested. The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of the Company’s common stock.

COMPARISON OF THE CUMULATIVE TOTAL STOCKHOLDER RETURN
AMONG THE CORPORATE EXECUTIVE BOARD COMPANY, GOLDMAN SACHS
SERVICES INDEX AND THE NASDAQ NATIONAL MARKET (U.S.) INDEX

	The Corporate
	Executive Board	Goldman Sachs	NASDAQ National
	Company	Services Index	Market (U.S.) Index
12/31/00	100	100	100
12/31/01	92	106	79
12/31/02	80	67	54
12/31/03	117	82	80
12/31/04	169	89	87
12/31/05	226	94	89

Companies included in the Goldman Sachs Services Index as of December 31, 2005, were: Accenture Ltd., Affiliated Computer Services Inc., Amdocs Ltd., Anteon International Corp., Automatic Data Processing, Inc., BearingPoint, Inc., The BISYS Group, Inc., Ceridian Corp., Certegy Inc. (now known as Fidelity National Information Services, Inc.), ChoicePoint Inc., Cognizant Technology Solutions Corp., Computer Sciences Corp., Convergys Corp., CSG Systems International, Inc., Digital Insight Corporation, Digital River, Inc., DST Systems, Inc., Electronic Data Systems Corp., First Data Corp., Fiserv, Inc., Global Payments Inc., Hewitt Associates, Inc., Keane, Inc., Net 1 UEPS Technologies, Inc., Paychex, Inc., Perot Systems Corp., Sabre Holdings Corp., SRA International, Inc., Syniverse Holdings, Inc., Unisys Corp. and VeriFone Holdings, Inc.

Other Matters

Stockholder Proposals

Under SEC rules, any stockholder who intends to present a proposal at the Company’s next Annual Meeting of Stockholders must submit the proposal to the Company at our principal executive offices no later than January 23, 2007, and must satisfy the other requirements of SEC Rule 14a-8 in order for the proposal to be considered for inclusion in our Proxy Statement and proxy for that meeting. Any stockholder who wishes to bring a proposal before the Company’s next Annual Meeting of Stockholders, but does not wish to include it in the Company’s proxy materials under SEC Rule 14a-8, or wishes to nominate one or more persons to serve as directors, must provide written notice of the proposal to the Company’s Secretary at our principal executive offices on or after February 12, 2007, and before April 8, 2007. However, if the date of the Company’s next Annual Meeting of Stockholders is advanced by more than 30 days or delayed (other than the result of adjournment) by more than 30 days from the anniversary of the previous year’s Annual Meeting, then such notice must be delivered not later than the close of business on the later of the 90th day prior to the Annual Meeting or the 10th day following the day on which the Meeting date is publicly announced. Any such stockholder’s notice must otherwise satisfy the requirements of our bylaws. If a stockholder making such a proposal does not also satisfy the requirements of SEC Rule 14a-4(c), the Company may exercise discretionary voting authority over proxies it solicits in determining how to vote on the proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and stockholders who own more than 10% of the Company’s outstanding shares of common stock to file forms with the SEC to report their ownership of the Company’s stock and any changes in ownership. All persons required to file forms with the SEC must also send copies of the forms to the Company. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filing requirements were met during 2005.

Delivery of Documents to Stockholders Sharing an Address

If you are a beneficial owner, but not the record holder, of Company shares, your broker, bank or other nominee may deliver only one copy of the Company’s Proxy Statement and Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report to a stockholder at a shared address to which a single copy of the documents were delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit their request to the Company by telephone at 202-777-5455 or by submitting a written request to James C. Edgemond, Secretary and Treasurer, 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, D.C., 20006. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and Annual Reports and wish to receive a single copy of such materials in the future will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Other Business

Our Board of Directors does not currently intend to bring any other business before the Meeting, and is not aware of any other business to be brought before the Meeting. If any other business is properly brought before the Meeting, the proxies will be voted in accordance with the judgment of the proxy holders.

Whether or not you plan to attend the Meeting, please complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

UPDATED AUDIT COMMITTEE CHARTER

THE CORPORATE EXECUTIVE BOARD COMPANY
AUDIT COMMITTEE CHARTER

1.	Purpose

There shall be a committee of the Board of Directors (the Board) of The Corporate Executive Board Company (the Company) to be known as the Audit Committee (the Committee). The Committee represents and assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting and reporting practices of the Company, the audits of the Company’s financial statements, the qualifications and independence of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company (the independent auditor), performance of any persons performing internal audit functions, and such other duties as directed by the Board.

2.	Membership and Organization

The Committee shall be composed of at least three members, consisting entirely of “independent” directors, each of whom is appointed annually by the Board. For purposes hereof, “independent” will mean a director who meets the independence requirements of The Nasdaq Stock Market, Inc. (NASDAQ) for directors and audit committee members, as determined by the Board. Members of the Committee shall be appointed by the Board upon the recommendation of the Nominating and Corporate Governance Committee. The Board shall designate one member of the Committee as chairperson or delegate the authority to designate a chairperson to the Committee.

Each member of the Committee must not have participated in the preparation of the financial statements of the Company at any time during the past three years and be financially literate, as determined by the Board. In addition, at least one member of the Committee shall be an “audit committee financial expert,” as determined by the Board in accordance with Securities and Exchange Commission (SEC) rules.

3.	Operations

The Committee will meet as often as may be necessary or appropriate in its judgment, generally four times each year, either in person or telephonically. The Committee will meet periodically in executive session with each of management and the independent auditors. The Committee will cause to be kept adequate minutes of all its proceedings, and shall promptly inform the Board of the actions taken or issues discussed at its meetings. This will generally take place at the Board meeting following a Committee meeting. The majority of the members of the Committee shall constitute a quorum.

4.	Outside Advisors

The Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist it in the performance of its functions and shall receive appropriate funding, as determined by the Committee, from the Company for payment of compensation to any such advisors. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

5.	Communications and Reporting

The independent auditor reports directly to the Committee. The Committee is expected to maintain free and open communication with the independent auditor, the Company’s internal auditors, and the Company’s management. This communication will include periodic separate executive sessions with each of these parties.

6.	Responsibilities

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to promote accounting, reporting and financial practices that are in accordance with applicable requirements and are of the highest quality. The Committee’s primary responsibilities include the responsibly to:

(a) Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation and oversight of the work of the independent auditor. In this regard, the Committee shall appoint and retain, subject to ratification by the Company’s stockholders, compensate, evaluate, and terminate, when appropriate, the independent auditor, which shall report directly to the Committee.

(b) Approve in advance all audit and permissible non-audit services to be provided by the independent auditor, and establish policies and procedures for the engagement of the independent auditor to provide audit and permissible non-audit services. By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved.

(c) Meet with the independent auditors and financial management of the Company to review and discuss: (i) the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit results, any accompanying management letters and any difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management, and (ii) any reports of the independent auditor with respect to interim periods.

(c) Review with the independent auditors and management the adequacy and effectiveness of the Company’s internal controls, including any significant deficiencies in internal controls, significant changes in internal controls reported to the Committee by the independent auditor or management, and any recommendations for the improvement of internal controls.

(d) Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

(e) Review the Company’s annual audited and quarterly unaudited financial statements with management and the independent auditors, review quarterly earnings releases, and receive reports from the independent auditor as required by SEC rules. The financial statement review shall include: (i) an analysis of the auditors’ judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (ii) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including accounting policies that may be regarded as critical; and (iii) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations.

(f) Review with the independent auditor, at least annually, the written statement from the auditor of the Company required by Independence Standards Board Standard No. 1 concerning any relationships between the auditor and the Company or any other disclosed relationships or services that may adversely impact the objectivity and independence of the auditor, and based on such review, assess the independence of the auditor.

(g) Recommend to the Board, based on the review and discussion required by SEC rules, whether the financial statements should be included in the Company’s annual report on Form 10-K.

(h) Provide reports in the Company’s proxy statement required by SEC rules.

(i) Review and approve all related party transactions (as defined in applicable NASDAQ listing standards).

(j) Oversee the Company’s compliance program and review the Company’s code(s) of conduct and programs to monitor compliance with such code(s).

(k) Establish and oversee procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

(l) Establish policies for the hiring of employees and former employees of the independent auditor.

(m) Annually assess the adequacy of the Committee Charter and recommend changes as appropriate.

THE CORPORATE EXECUTIVE BOARD COMPANY
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
June 23, 2006
     The undersigned hereby appoints Thomas L. Monahan III and James C. Edgemond, or either of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of The Corporate Executive Board Company, which will be held at our offices at 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, D.C., 20006, on June 23, 2006, at 9:00 a.m. local time, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters set forth on the reverse side of this proxy card.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL NOMINEES TO THE BOARD OF DIRECTORS AND FOR PROPOSAL NUMBER 2.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATE EXECUTIVE BOARD COMPANY. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AND FOR PROPOSAL NUMBER 2. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION AND BY APPLICABLE STATE LAWS (INCLUDING MATTERS THAT THE PROXY HOLDERS DO NOT KNOW, A REASONABLE TIME BEFORE THIS SOLICITATION, ARE TO BE PRESENTED).
     (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

PLEASE DATE, SIGN AND MAIL YOUR
PROXY CARD BACK AS SOON AS POSSIBLE!
ANNUAL MEETING OF STOCKHOLDERS
THE CORPORATE EXECUTIVE BOARD COMPANY
June 23, 2006
[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1.	Election of Directors Nominees:	James J. McGonigle Russell P. Fradin Robert C. Hall Nancy J. Karch David W. Kenny Daniel O. Leemon Thomas L. Monahan III	FOR All nominees listed (except as indicated to the contrary) [ ]	WITHHOLD Authority to vote for all nominees listed [ ]
(Instructions: To withhold authority to vote for any named nominee(s), strike a line through the nominee’s name in the list above.)

		FOR	AGAINST	ABSTAIN
2.	Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2006.	[ ]	[ ]	[ ]
Whether or not you plan to attend the meeting in person, you are urged to complete, date, sign and promptly mail this proxy card in the enclosed return envelope so that your shares may be represented at the meeting.

Signature _______________________________________	Dated: _______________, 2006.

Signature (if held jointly) ___________________________	Dated: _______________, 2006.
NOTE: Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy card for a stockholder should give their full title. Please date the proxy card.